UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☑ Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to §240.14a-12

miller industries, inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PROXY STATEMENT	Notice of Annual Meeting of Shareholders

NOTICE

OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF MILLER INDUSTRIES, INC.

You are cordially invited to the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Miller Industries, Inc., a Tennessee corporation (“Miller Industries” or the “Company”):

DATE AND TIME: Friday, June 21, 2024 at 9:00 a.m. Eastern Time	LOCATION: Hilton Garden Inn Hotel 879 College Drive, Dalton, Georgia 30720	RECORD DATE: May 6, 2024

ITEMS OF BUSINESS:

1.	To elect nine directors to hold office until the annual meeting of shareholders in 2025, or until their successors are duly elected and qualified;
2.	To approve, on an advisory basis, the compensation of our named executive officers;
3.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for our current fiscal year ending December 31, 2024; and
4.	To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Only shareholders of record at the close of business on May 6, 2024 are entitled to notice of and to vote at the Annual Meeting. Your attention is directed to the proxy statement accompanying this notice for a complete statement regarding matters to be acted upon at the Annual Meeting.

By order of the Board of Directors

/s/ Frank Madonia

Executive Vice President, Secretary and General Counsel

Ooltewah, Tennessee

April 26, 2024

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted. Please vote your shares by Internet, telephone or by signing, dating and returning all proxy cards or instruction forms provided. A prompt response is appreciated.

2 | 2024 PROXY STATEMENT

PROXY STATEMENT	TABLE OF CONTENTS

3

PROXY STATEMENT	TABLE OF CONTENTS

4 | 2024 PROXY STATEMENT

PROXY STATEMENT	Proxy Summary

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD June 21, 2024

PROXY SUMMARY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Miller Industries, Inc. (the “Company” or “Miller Industries”) for use at the Company’s 2024 annual meeting of shareholders (the “Annual Meeting”) to be held at the Hilton Garden Inn Hotel, 879 College Drive, Dalton, Georgia 30720, on Friday, June 21, 2024, at 9:00 a.m. (Eastern Time), and any adjournments or postponements thereof. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to shareholders on or about May 13, 2024.

Only holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the close of business on May 6, 2024 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Once the Record Date has passed, the Company intends to supplement this proxy statement with the number of shares of Common Stock issued and outstanding at the close of business on the Record Date, which shares will be entitled to be voted at the Annual Meeting. As of April 22, 2024, the Company had issued and outstanding 11,469,960 shares of Common Stock. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting.

[

DATE AND TIME: Friday, June 21, 2024 at 9:00 a.m. Eastern Time	LOCATION: Hilton Garden Inn Hotel 879 College Drive, Dalton, Georgia 30720	RECORD DATE: May 6, 2024

Voting Procedures

A majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining a quorum. Each outstanding share of Common Stock is entitled to one vote.

For all proposals in this proxy statement, abstentions are not considered “votes cast” and, therefore, will not have an effect on the results of the votes on any proposals in this proxy statement. Below are the proposals to be voted on at the Annual Meeting:

Proposal		Votes Required	Voting Options	Board Recommendation
1.	To elect nine directors to hold office until the annual meeting of shareholders in 2025, or until their successors are duly elected and qualified	Plurality (1)	For Withhold	FOR
2.	To approve, on an advisory basis, the compensation of our named executive officers	Majority (2)	For Against Abstain	FOR
3.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for our current fiscal year ending December 31, 2024	Majority (3)	For Against Abstain	FOR

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PROXY STATEMENT	Proxy Summary

(1)

The election of a nominee to the Board of Directors requires a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting. Therefore, for Proposal 1, to elect nine directors to our Board, the nine director nominees receiving the greatest number of votes at the Annual Meeting shall be elected, even though such nominees may not receive a majority of the votes cast.

(2)

Proposal 2, to approve, on an advisory basis, the compensation of the Company’s named executive officers, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it. Proposal 2 is advisory and therefore is not binding on us, our Board or our Compensation Committee.

(3)

Proposal 3, to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for our current fiscal year ending December 31, 2024, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it. Proposal 3 is advisory and therefore is not binding on us, our Board or our Audit Committee.

Broker non-votes are not considered “votes cast” and, therefore, will not have an effect on the results of the vote with respect to any proposal in this proxy statement. A broker non-vote occurs when a proxy received from a broker or other nominee holding shares on behalf of a client does not contain voting instructions on a non-routine matter because the broker or nominee has not received specific voting instructions from the client with respect to such non-routine matter. Proposal 1 and Proposal 2 are non-routine matters and accordingly, the brokerage firm cannot vote your shares on those proposals without your instructions.

If you hold shares of Common Stock in your own name as holder of record as of the close of business on May 6, 2024, then you may give a proxy to be voted at the Annual Meeting in any of the following ways: (i) over the telephone by calling a toll-free number; (ii) electronically, using the Internet; or (iii) by completing, signing and dating the enclosed printed proxy card and returning it in the postage-paid return envelope provided. If you are a shareholder of record and would like to submit your proxy vote by telephone or Internet, you should refer to the specific instructions provided on the enclosed proxy card. If you are a shareholder of record and wish to submit your proxy by mail, you should complete, sign, date and return the proxy card in accordance with the instructions thereon prior to the Annual Meeting. Additionally, a holder of record may vote in person by attending the Annual Meeting and completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold shares of Common Stock through a broker or other nominee (i.e., in “street name”), the broker or nominee should provide instructions on how you may instruct the broker or other nominee to vote those shares on your behalf.

A shareholder of record who votes over the Internet or by telephone may revoke the proxy by: (i) attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person; or (ii) voting again over the Internet or by telephone by no later than 11:59 p.m. (Eastern Time) on June 20, 2024. A shareholder of record who signs and returns a proxy card may revoke such shareholder’s proxy at any time before it has been exercised by: (i) attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person; (ii) filing with the Secretary of the Company a written revocation; or (iii) executing and delivering a timely and valid proxy card bearing a later date. Unless revoked, where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such choice. If no choice is specified, such shares will be voted in accordance with the Board’s recommendations on the proposals in this proxy statement, as set forth above, and in the discretion of the proxy holders on any other matter that may properly come before the meeting. If you hold shares of Common Stock in street name, you must follow the instructions given by your broker or nominee to change your voting instructions.

The Board of Directors has designated William G. Miller, William G. Miller II and Frank Madonia, and each or any of them, to vote on its behalf the proxies being solicited hereby. The Board of Directors knows of no matters which are to be brought to a vote at the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting. However, if any other matter properly does come before the Annual Meeting, the persons appointed in the proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

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PROXY STATEMENT	Proxy Summary

Environmental, Governance and Human Capital Initiatives

ENVIRONMENT	We are committed to protecting our planet

We are committed to promoting a culture of environmental stewardship and conservation. We aim to limit our environmental impact through sustainable business practices and operational efficiencies that reduce waste, emissions, energy intensity and resource depletion. We continually look for new ways to promote sustainable and environmentally-friendly practices at our production facilities to reduce our overall environmental impact and make our workplace safer for our employees.

GOVERNANCE	We live by our Code of Conduct

A strong emphasis is placed on ethics and compliance, as evidenced by our Code of Conduct. This Code of Conduct applies to all directors, officers and employees and serves to reinforce our core values throughout our operations, and is our main guide to fostering an inclusive, transparent and engaged company culture.

HUMAN CAPITAL	We are committed to protecting and supporting our employees

At Miller Industries, Inc., we put our people first. Our employees are the foundation of our continuous success, driving forward the growth and development of our Company.

Our employees’ feedback on any aspect of our business is essential to Miller Industries’ performance. We consistently engage our employees through various channels, including an annual general survey, pulse surveys on an as-needed basis, townhalls with senior leadership, focus groups and more. During these engagements, we focus on soliciting feedback and turning it into actionable items. The process creates a strong corporate culture in which employees play an integral role in our business.

We are also focused on culture and talent, diversity, equity and inclusion and employee health and safety.

The Company’s culture is rooted in our values and behaviors, based on treating others the way we would like to be treated and fostering a work environment that is inclusive, diverse, fair and engaged. Providing a positive work environment supports our ability to attract, retain and develop our employees and enables business performance.

Diversity, Equity and Inclusion (“DEI”) go together with our core values of respect, integrity, collaboration, innovation, trust and excellence. To increase minority representation, we track our DEI metrics and are engaged in efforts to expand our outreach and attract diverse candidates, such as veterans, women and other underrepresented minority groups.

We put our people first. We are committed to fostering a healthy and safe working environment, where every employee is well-supported and trained to responsibly follow company practices and processes.

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PROXY STATEMENT	Corporate Governance

CORPORATE GOVERNANCE

Governance Highlights

We believe that strong governance principles, policies and practices contribute to better results for our shareholders.

Key elements of our corporate governance framework include the following:

✓	Annual election of directors	✓	Lead Independent Director
✓	Our director attendance for Board and Board Committee meetings has been 100% for every meeting since 2013	✓	Our directors have a diversity of skills, experience, gender and backgrounds, with five of the nine director nominees being diverse based on gender or ethnicity
✓	Annual say-on-pay vote	✓

All Audit Committee members are financially literate and three out of six are “audit committee financial experts” (if all nominees are elected, then two out of five will be audit committee “financial experts”)

✓	No shareholder rights (“poison pill”) plan	✓	Overboarding policy that limits our directors from serving on more than two other public company boards and on more than one private company board
✓	A majority of the members of the Board are independent (if all nominees are elected, then seven out of nine directors will be independent)	✓	Periodic Board performance evaluations
✓	Shareholders holding at least 15% of outstanding shares may call special meeting of shareholders	✓	Single class of voting stock
✓	Anti-hedging and anti-hedging policy for executive officers and directors	✓	All Audit, Compensation and Governance & Sustainability Committee Chairs and members are independent
✓	Our Corporate Governance Guidelines provide that the Board expects that when a Chairperson or CEO resigns from that position, he or she will also resign from the Board	✓	Our Code of Conduct applies to all our directors, executive officers, and employees

Director Nominations

The Governance & Sustainability Committee and the Board of Directors seek to ensure that the Board is comprised of a highly capable group of directors who collectively provide a significant breadth of experience, knowledge and ability to effectively satisfy its oversight responsibilities and represent the interest of shareholders, enhance shareholder value and reflect our corporate values of integrity, honesty and adherence to high ethical standards.

In recruiting and evaluating new director candidates, the Governance & Sustainability Committee assesses candidates’ independence, as well as the candidates’ background and experience, current board needs, and diversity. The Company values diversity and endeavors to have a Board representing diverse experience at policy-making levels in business, education or areas that are relevant to the Company’s business, as well as gender and racial/ethnic diversity. Each of the Company’s directors possesses high ethical standards, acts with integrity, and exercises careful, mature judgment. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. Alignment with our shareholders is important in building long-term value for the Company over time.

8 | 2024 PROXY STATEMENT

PROXY STATEMENT	Corporate Governance

In addition, in determining whether to nominate an existing director for re-election to the Board of Directors, the Governance & Sustainability Committee considers and reviews the existing director’s past attendance at Board and committee meetings and the director’s participation in and contributions to the activities of the Board.

The Governance & Sustainability Committee also considers the number of other public company boards and private company boards on which each existing director and each director nominee serves. Each director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities as a member of the Board and, if applicable, any Board committee(s) on which he or she serves. See “Director Commitments” below for limitations imposed by the Company’s Corporate Governance Guidelines on service by directors on the Boards of other companies.

As part of the Board refreshment process that was undertaken by the Governance & Sustainability Committee commencing in Fall 2022, a special emphasis was placed on enhancing the gender and ethnic diversity of the Board. As a result of these efforts, the slate of directors nominated by the Company in this proxy statement includes five of nine nominees that are diverse based on gender or ethnicity.

The following matrix indicates the diversity of our current Board:

Directors	Miller	Miller II	Ashford III	Chandler III	Jackson	Reyes	Roberts	Sutton	Sweeney	Walton
Demographic Background
African American					■
Hispanic or Latinx						■
White	■	■	■	■			■	■	■	■
Gender
Female								■	■	■
Male	■	■	■	■	■	■	■

The Board has not adopted any term limit or established any retirement age for directors. The Board believes that longer‐serving directors with experience and institutional knowledge bring critical skills and insights to the boardroom, and that imposing director term limits would implicitly discount the value of experience and continuity on the Board. The Board of Directors also believes that longer‐tenured directors have a better understanding of the challenges the Company faces and are more comfortable speaking out and challenging management. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board does not impose limits on director tenure because it believes that doing so could deprive it of the valuable contributions of some of its most experienced members based on an arbitrary determination.

The Governance & Sustainability Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for director nominations set forth in Article I, Section 1.2, of the Company’s bylaws and applicable law. The process for evaluating nominees put forward by shareholders does not differ from the process used to evaluate the slate of directors put forth by the Company.

Board Leadership Structure

The Board of Directors is responsible for overseeing and directing the management of the Company. Mr. William G. Miller serves as the Executive Chairman of the Board. Mr. Jeffrey I. Badgley and Mr. William G. Miller II served as Co-Chief Executive Officers of the Company from 2013 until March 2022, and as of March 2022 Mr. William G. Miller II became the sole Chief Executive Officer of the Company. Each of the standing committees of the Board of Directors, the Audit, Compensation and Governance & Sustainability Committees, is chaired by and comprised entirely of independent directors.

On August 7, 2023, the Board, upon the recommendation of the Governance & Sustainability Committee, amended the Company’s Corporate Governance Guidelines to provide for a lead independent director and elected Theodore H. Ashford III to such position, effective immediately. Mr. Ashford has been a director of the Company since 2010. He was not serving as chair of any committee of the Board at the time he was elected as Lead Independent Director.

The Lead Independent Director’s primary responsibilities include, among others, (i) acting as a liaison between the independent directors, the Chairperson and the Chief Executive Officer, (ii) presiding over meetings of the non-management directors, (iii) providing

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PROXY STATEMENT	Corporate Governance

input to the Chairperson and the CEO on the frequency of Board meetings, the content of Board meeting agendas, and the quality, quantity, appropriateness and timeliness of information provided to the Board, and (iv) performing such other functions as may be requested by the Board, the Chairperson or the CEO. The establishment of a Lead Independent Director with robust functions, authority and responsibilities reflects the Board’s commitment to strong corporate governance. The complete responsibilities of the Lead Independent Director are specified in the Company’s Corporate Governance Guidelines, which are available in the “Investors” section of the Company’s website at www.millerind.com.

The Board of Directors believes that separating the positions of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board, along with the Lead Independent Director, to lead our Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board of Director’s oversight responsibilities continue to grow. Although we do not have a policy mandating the separation of the roles of Chairman and the Chief Executive Officer, our Board of Directors believes that having separate positions is the appropriate leadership structure for the Company at this time.

Board and Shareholder Meeting Attendance

The Board is currently composed of eight independent directors under the New York Stock Exchange (“NYSE”) listing rules. During fiscal 2023, the Board met seven times. Each director who served on the Board during fiscal 2023 attended 100% of the meetings of the Board and the committees on which he or she served that were held during his or her tenure on the Board or relevant committee. It is the Board’s policy that directors are encouraged, but not required, to attend the annual meeting of shareholders. All of our then-serving directors attended the 2023 annual meeting of shareholders.

Board Committees

The Board has established the Audit, Compensation and Governance & Sustainability Committees to assist it in discharging its responsibilities. The Board may appoint other committees from time to time. Each committee has a written charter and all such charters, as well as the Company's corporate governance guidelines, are available at the Company's corporate website, www.millerind.com, and will be provided in print to any shareholder who submits a request in writing to Attention: Frank Madonia, Executive Vice President, Secretary, and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee, 37363.

The current membership of each committee and its primary responsibilities, as well as the number of meetings held by each of these committees during fiscal 2023, are described below.

10 | 2024 PROXY STATEMENT

PROXY STATEMENT	Corporate Governance

[ ]	◾ ◾ ◾ ◾ ◾ ◾ compliance with legal and regulatory requirements.

AUDIT COMMITTEE

MEMBERS

◾
Mr. Ashford*
◾
Mr. Chandler*
◾
Mr. Jackson (Member since March 4, 2024)
◾
Mr. Roberts* (Chair until March 6, 2024)
◾
Dr. Sweeney (Chair since March 6, 2024)
◾
Ms. Walton

MEETINGS IN FY 2023: 4

Roles and Responsibilities:

The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to:

◾
Matters involving the Company's accounting, auditing, financial reporting, and internal controls, and overseeing the Company's cybersecurity risks and financial policies and activities;
◾
The integrity of the Company's financial statements and activities of the Company that may have a material impact on the financial position of the Company; and
◾
The independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditor.

All members of the Audit Committee meet independence requirements within the meaning of Securities and Exchange Commission (“SEC”) and NYSE listing standards. In 2024, the Board determined that Mr. Jackson now qualifies as an independent director. See “Director Independence” for more information.

In addition, all members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards.

* Messrs. Ashford, Chandler and Roberts each qualify as an “audit committee financial expert” as defined by applicable SEC rules.

COMPENSATION COMMITTEE MEMBERS ◾ Mr. Ashford ◾ Mr. Chandler (Chair) ◾ Mr. Roberts ◾ Ms. Sutton ◾ Ms. Walton MEETINGS IN FY 2023: 4

Roles and Responsibilities:

The Compensation Committee discharges the Board’s responsibilities regarding executive and director compensation, senior executive performance and senior leadership succession planning and its duties include:

◾
Evaluating the performance of the CEO;
◾
Reviewing and approving the compensation of our executive officers;
◾
Granting equity incentive awards under the Company’s equity incentive plan;
◾
Reviewing and providing guidance to management regarding Company policies, programs, and practices related to talent management and development for executive officers and senior management; and
◾
Retaining outside consultants or advisors as deemed necessary or advisable.

All members of the Compensation Committee meet independence requirements within the meaning of the NYSE listing standards.

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PROXY STATEMENT	Corporate Governance

GOVERNANCE & SUSTAINABILITY COMMITTEE MEMBERS ◾ Mr. Ashford ◾ Mr. Chandler ◾ Mr. Roberts ◾ Dr. Reyes ◾ Ms. Walton (Chair) MEETINGS IN FY 2023: 4

Roles and Responsibilities:

The Governance & Sustainability Committee leads the adoption and implementation of effective principles of corporate governance and assists the Board in evaluating and recommending director nominees, reviewing the Company’s corporate governance framework, and overseeing the Company’s commitment to corporate sustainability matters and its duties include:

◾
Adopting policies and procedures for identifying and evaluating director nominees;
◾
Identifying and evaluating individuals qualified to become Board members, and recommending the Board select the director nominees for the next annual meeting of shareholders;
◾
Establishing a process by which shareholders are able to communicate with members of the Board;
◾
Making recommendations to the Board regarding the compensation of directors;
◾
Developing and recommending to the Board a corporate governance policy;
◾
Making recommendations to the Board regarding Board and Board committee organization, membership and function; and
◾
Overseeing the Company’s commitment to its sustainability policies, goals, performance metrics and other matters relating to sustainability issues or topics.

All members of the Governance & Sustainability Committee meet independence requirements within the meaning of the NYSE listing standards.

Director Independence

Pursuant to our corporate governance policy and NYSE rules, the Board must have a majority of directors who meet the standards for independence. The Board must determine, based on a review of the relevant facts and circumstances, whether each director satisfies the criteria for independence. The Board undertook an annual review of director and director nominee independence. The Board process was designed to identify any transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates known to the Company. The Board also considered whether there were any transactions or relationships between directors, director nominees or any member of their immediate family.

The Board of Directors has determined that eight out of ten of the current members of the Board of Directors are “independent,” as defined under applicable federal securities laws and the listing standards of the NYSE. The independent directors are Messrs. Ashford, Chandler, Jackson and Roberts, Drs. Reyes and Sweeney, and Mses. Sutton and Walton. The Board has also determined that all committee members are “independent” under applicable listing standards of the NYSE and federal securities laws for committee memberships, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A- 3(b)(1) under the Exchange Act. Prior to January 2024, Mr. Jackson did not meet the definition of an independent director because of the substantial business that his employer engaged in with the Company during 2020. However, in 2024, the Board determined that Mr. Jackson now qualifies as an independent director.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. The Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, information technology, environmental, competitive and reputational risks. The Board’s risk management includes reviews of cybersecurity vulnerability and the actions necessary to enhance the security of the Company’s information systems. The Board also considers geopolitical risks that may impact the Company. Additionally, senior management is available to address any questions or concerns raised by the Board on risk management and any other related matters.

12 | 2024 PROXY STATEMENT

PROXY STATEMENT	Corporate Governance

While the Board is ultimately responsible for risk oversight at the Company, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity controls and compliance with legal and regulatory requirements, and, in accordance with the NYSE rules, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Governance & Sustainability Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

A summary of the allocation of general risk oversight among management, the Board and the Board Committees follows below:

Board of Directors Oversight of Risks
Audit Committee	Compensation Committee	Governance & Sustainability Committee

Oversees the management of risks related to financial statement integrity and reporting, internal control over financial reporting, cybersecurity controls and compliance with legal and regulatory requirements.

	Assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.	Oversees the management of risks related to our corporate governance structure, the Board’s succession planning and sustainability matters.
Management Identification, assessment and management of risks

Board Commitments

To ensure that each director does not have other board commitments that would impair a director’s ability to fulfill his or her duties on the Board, the Board has adopted limitations on the number of public and private company boards on which a director may serve. Accordingly, under the Company’s Corporate Governance Guidelines, unless the Board determines that the carrying out of a director's responsibilities to the Company will not be adversely affected by the director's other directorships, directors are limited to serving on not more than two boards of other public companies in addition to the Company's Board, and not more than one board of a private company.

Communication with Director(s)

We have a well-developed shareholder engagement program that emphasizes year-round shareholder engagement and direct communication with our Board. The ways in which we communicate with our investors throughout the year include quarterly earnings releases and earnings conference calls, SEC filings, sustainability reports, investor conferences, press releases, bi-annual or annual investor meetings, and our website.

Shareholders and other interested parties may communicate with any non-management director of the Board, committee of the Board, individual director or the independent directors as a group, by writing to the Board of Directors, Attention Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee 37363. Communications from shareholders will be distributed to the entire Board unless addressed to a particular committee, director or group of directors.

13

PROXY STATEMENT	Corporate Governance

Code of Conduct

We have adopted a Code of Conduct applicable to all of our directors, officers and employees, which was updated as of April 17, 2024. Our Code of Conduct sets out our expectations regarding the treatment of our team members, customers and the communities in which we operate, as well as our commitment to product quality, ethical and legal sourcing of our materials and acting with integrity for our investors. Our Code of Conduct is available in our “Investors” section on our website at www.millerind.com. A copy of the Code of Conduct can also be obtained in print, free of charge upon request to Attention Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

Policy on Transactions with Related Persons

We have adopted a written policy that the Audit Committee must approve or ratify any “related person transactions” (transactions exceeding $120,000 in which Miller Industries is a participant and any related person has a direct or indirect material interest). “Related persons” include our directors, nominees for election as a director, persons controlling over 5% of our common shares, executive officers and the immediate family members of each of these individuals.

Once a related person transaction is identified, the Audit Committee will review all relevant facts and circumstances and determine whether to approve the transaction. The Audit Committee will take into account such factors as it considers appropriate, including the material terms of the transaction, the nature of the related person’s interest in the transaction, the significance of the transaction to the related person and to us, the nature of the related person’s relationship with us, and whether the transaction would be likely to impair the judgment of a director or executive officer to act in our best interest.

If advance approval of a transaction is not practicable, the Audit Committee will consider the transaction for ratification at its next regularly scheduled meeting. After its review, the Audit Committee will only approve or ratify those transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders.

Related Person Transactions

During 2023, there have been no transactions, and there are no currently proposed transactions, involving an amount exceeding $120,000 in which Miller Industries, Inc., was or is a participant and in which any related person had or will have a direct or indirect material interest.

Policy on Hedging and Pledging Shares

The Company has adopted an Amended and Restated Securities Trading Policy prohibiting directors, executive officers and certain employees from entering into hedging or monetization transactions that are designed to hedge against a decrease in the price of the Company’s securities, such as collars, equity swaps, prepaid variable forward contracts and exchange funds. This policy also prohibits our executive officers and directors from pledging our securities as collateral for a loan or other obligation.

Excess Incentive Based Compensation Recoupment Policy

In November 2023, the Compensation Committee adopted the Excess Incentive-Based Compensation Recoupment Policy—also known colloquially as a “clawback” policy—in accordance with the latest SEC rules and NYSE listing standards, a copy of which is publicly filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Pursuant to the policy, incentive-based compensation awarded to, earned by, or vested with any of our current or former executive officers is subject to recoupment by the Company to the extent it exceeds the compensation that otherwise would have been awarded to, earned by, vested with or received by that current or former executive officer but for accounting errors impacting the calculation of that compensation, and which are subject of an accounting restatement required to be prepared by the Company. Under the policy, any recoupment is limited to excess compensation received by the current or former executive officer during the three completed fiscal years preceding the date the Company is required to prepare the accounting restatement. No finding of fault of the current or former executive officer is required. The Compensation Committee of the Board has the exclusive power and authority to administer the Policy, including to interpret the policy’s provisions and to make all determinations deemed necessary or advisable for the Policy’s administration.

14 | 2024 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Pursuant to the Company’s charter and bylaws, the Board of Directors has fixed the number of directors at ten and, effective as of the Annual Meeting, the size of the Board will be reduced to nine directors. The members of the Board of Directors comprise a single class, and at each annual meeting of shareholders all directors are elected. The directors elected at the Annual Meeting will serve until the annual meeting of shareholders in 2025, or until their successors are duly elected and qualified. The Board of Directors may fill directorships resulting from vacancies and may increase or decrease the number of directors to as many as fifteen or as few as three. Executive officers are appointed annually and serve at the discretion of the Board of Directors.

Upon the recommendation of the Governance & Sustainability Committee, the Board of Directors has nominated Lead Independent Director Theodore H. Ashford III, A. Russell Chandler III, Peter Jackson, Executive Chairman of the Board William G. Miller, William G. Miller II, Dr. Javier Reyes, Jill Sutton, Dr. Susan Sweeney and Leigh Walton, who are all current members of the Board of Directors, for election as directors at the Annual Meeting. See “Corporate Governance – Director Nominations” above for a discussion of factors considered by the Governance & Sustainability Committee in arriving at its recommendations. Each such nominee has consented to be named herein and to serve as a director, if elected. Richard H. Roberts, a current member of the Board of Directors, is retiring and will not stand for re-election at the Annual Meeting. As a result, following the Annual Meeting, the Board will be comprised of nine directors. It is also expected that one additional incumbent director will retire from the Board prior to the 2026 annual meeting of shareholders. The Governance & Sustainability Committee and the Board of Directors will fill this vacancy with a suitable and qualified candidate, or the Board will take such action as is necessary to reduce the size of the Board to eliminate the vacancy.

Unless contrary instructions are received, shares of Common Stock represented by duly executed proxies will be voted in favor of the election of each of the nine nominees named above to constitute the entire Board of Directors. The Board of Directors has no reason to expect that any nominee will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration.

Directors are elected by a plurality of the votes cast by holders of the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors. The nine nominees receiving the highest number of votes cast “for” will be elected.

Information concerning the nominees for election, based on data furnished by them, is set forth below. The Board of Directors has determined that Messrs. Ashford, Chandler and Jackson, Drs. Reyes and Sweeney, and Mses. Walton and Sutton are independent directors under the listing standards of the NYSE.

✓	The Board unanimously recommends that you vote FOR the election of each of the director nominees.

15

PROXY STATEMENT	PROPOSAL 1Election of Directors

Director Nominees

Theodore H Ashford III Age 60 Director since: 2010 Lead Independent Director Board Committees: ◾ Audit Committee ◾ Compensation Committee ◾ Governance & Sustainability Committee	Chief Executive Officer of Ashford Capital Management, Inc.
Other Current Public Directorships None

Professional Experience

◾
Chief Executive Officer of Ashford Capital Management, Inc. (“ACM”) from October 2011 to present; Chief Investment Officer since 2007 and President since 2001. Mr. Ashford served as an investment analyst for ACM from 1994 to 2001.
◾
Prior to ACM, Mr. Ashford worked for International Management Group.

Qualifications

Mr. Ashford brings to the Board valuable operations and leadership expertise. Mr. Ashford has experience as chief executive officer, advisory expertise, financial analysis skills and a global perspective, with extensive international travel evaluating companies and markets around the world. We believe his global perspective and experiences, qualifications, attributes and skills qualify Mr. Ashford to serve as a member of our Board.

In August 2023, Mr. Ashford was elected as the Lead Independent Director of the Board.

16 | 2024 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1Election of Directors

A. Russell Chander III Age 79 Director since: 1994 Independent Director Board Committees: ◾ Audit Committee ◾ Compensation Committee (Chair) ◾ Governance & Sustainability Committee	Founder and Chairman of Whitehall Group Ltd.
Other Current Public Directorships CoreCard Corporation (NYSE: CCRD)

Professional Experience

◾
Founder and Chairman of the Board of Directors of Whitehall Group Ltd.
◾
Mr. Chandler has served on the Board of Directors of CoreCard Corporation from 2017 to present.
◾
In 2010, Mr. Chandler formed an investment group to acquire a controlling interest in Precyse Technologies Inc; served as Chairman of the Board of Directors from 2010 to April 2015; and Chief Executive Officer from May 2013 to April 2015.
◾
Prior to that, Mr. Chandler served as Chairman of the Board of Directors of Datapath, Inc. from October 2004 to June 2006, Mayor of the Olympic Village for the Atlanta Committee for the Olympic Games from 1990 to 1996, and Chairman of the Board of Directors of United Plastic Films, Inc. from 1987 to 1993. He also founded Qualicare, Inc., and served as its President and Chief Executive Officer from 1972 until its sale in 1983.

Qualifications

Mr. Chandler brings to the Board more than forty-five years of experience as chief executive officer and/or chairman at various companies, including, among others, a private investment firm which he founded. Mr. Chandler also brings extensive experience in analyzing businesses for investment purposes, as well as key leadership, financial and operational experience. We believe these experiences, qualifications, attributes and skills qualify Mr. Chandler to serve as a member of our Board.

17

PROXY STATEMENT	PROPOSAL 1Election of Directors

Peter Jackson Age 55 Director since: 2023 Independent Director Board Committees: ◾ Audit Committee	Partner and Senior Vice President of Professional Services of Providence Consulting Group, Ltd.
Other Current Public Directorships None

Professional Experience

◾
Co-founder, Partner and Senior Vice President of Professional Services at Providence Consulting Group LTD, from 2016 to present. Global leader with experience in building and managing leading-edge, technology, sales, services and operations. Providing technology strategy and leadership with focus on AI and machine learning that provides competitive advantage for a diverse range of manufacturing industries and functional areas.
◾
Prior to Providence Consulting Group, Ltd., Mr. Jackson served as a Practice Director at Business & Decision North America from 2008 to 2016, a Solution Architect for Infor from 2006 to 2008 and Solution Architect for Baan Company from 2000 to 2006.

Qualifications

Mr. Jackson brings to the Board nearly 30 years of manufacturing technology experience, including extensive experience supporting industrial companies through complex information technology transformation initiatives to drive differentiating operating efficiencies, with leading edge technology. Mr. Jackson has experience providing technology strategy and leadership with focus on AI and machine learning that provides competitive advantage for a diverse range of manufacturing industries and functional areas. Mr. Jackson is also experienced in cybersecurity with a background in working with cutting-edge cyber tools proactively identifying and mitigating cyber threats. We believe these experiences, qualifications, attributes and skills qualify Mr. Jackson to serve as a member of our Board.

18 | 2024 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1Election of Directors

William G. Miller Age 77 Director since: 1994 Executive Chairman of the Board	Executive Chairman of the Board and Founder of Miller Industries, Inc.
Other Current Public Directorships None

Professional Experience

◾
Founder and Chairman of the Board of Directors of Miller Industries, Inc., from 1994 to present; Co-Chief Executive Officer from October 2003 to March 2011; Chief Executive Officer from April 1994 to June 1997; Co-Chief Executive Officer from June 1997 to November 1997; and President from April 1994 to June 1996.
◾
Prior to founding Miller Industries, Inc., Mr. Miller served as Chairman of Miller Group Inc., from August 1990 to May 1994, Chief Executive Officer from March 1993 until May 1994 and President from August 1990 to March 1993.
◾
Prior to that, Mr. Miller served in various management positions for Bendix Corporation, Neptune International Corporation, Wheelabrator-Frye Inc. and The Signal Companies, Inc.

Qualifications

As Executive Chairman of the Board of Directors and founder of Miller Industries, Inc., Mr. Miller brings to the board over 30 years of experience with the Company. Mr. Miller has an in-depth knowledge and understanding of the Company and its operations and brings that knowledge to the Board of Directors. Prior to founding Miller Industries, Inc., Mr. Miller served in various leadership positions at various companies. We believe these experiences, qualifications, attributes and skills qualify Mr. Miller to serve as a member of our Board.

19

PROXY STATEMENT	PROPOSAL 1Election of Directors

William G. Miller II Age 45 Director since: 2014	President and Chief Executive Officer of Miller Industries, Inc.
Other Current Public Directorships None

Professional Experience

◾
President and Chief Executive Officer of Miller Industries, Inc., from March 2022 to present, Co-Chief Executive Officer from December 2013 to March 2022, President from March 2011 to March 2022 and Southeast Regional Vice President of Sales of Miller Industries Towing Equipment Inc., from November 2009 to February 2011.
◾
Prior to that, Mr. Miller II served as Vice President of Strategic Planning from October 2007 to November 2009; he was instrumental in the development and construction of the Company’s Light Duty wrecker facility and then served as the General Manager of the light-duty product line and facility from 2004 to 2007, project leader of satellite trailers for military applications for Datapath, Inc., from 2003 to 2005 and District Sales Manager for Miller Industries Towing Equipment Inc., from 2002.

Qualifications

As President and Chief Executive Officer of the Company, Mr. Miller II brings to the Board of Directors over 20 years of experience in a variety of leadership positions with Miller Industries, Inc., and a strategic perspective as a member of the Company’s executive team. In addition, Mr. Miller II contributes valuable insight into the strategic direction of the Company and provides essential guidance to the Board of Directors based on his intimate knowledge of the business and day-to-day operations of the Company. We believe these experiences, qualifications, attributes and skills qualify Mr. Miller II to serve as a member of our Board.

20 | 2024 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1Election of Directors

Dr. Javier Reyes Age 49 Director since: 2023 Independent Director Board Committees ◾ Governance & Sustainability Committee	Chancellor of the University of Massachusetts Amherst
Other Current Public Directorships City Holding Company, holding company of City National Bank of West Virginia (NASDAQ: CHCO)

Professional Experience

◾
Chancellor of the University of Massachusetts Amherst from July 2023 to present and Interim Chancellor at the University of Illinois from July 2022 to July 2023.
◾
Prior to his promotion to Interim Chancellor, Dr. Reyes served as Provost and Vice Chancellor for Academic Affairs.
◾
Dr. Reyes served as Milan Puskar Dean of the John Chambers College of Business and Economics at West Virginia University from 2016 to July 2021. While at West Virginia University, Dr. Reyes served as Vice President for Start-up West Virginia from November 2018 until July 2021.
◾
Prior to that, Dr. Reyes served as grant reviewer for the National Science Foundation and an invited academic scholar for the International Monetary Fund and European Bank for Reconstruction and Development.
◾
Dr. Reyes has experience in investment banking and has been a visiting scholar at several international institutions.
◾
Dr. Reyes was a founding member of the inaugural TIAA National Hispanic Advisory Council and continues to serve in its newer form, the TIAA Diversity Advisory Council. Dr. Reyes has also served on the national Board of Directors for the Association for Latino Professionals for America and the national Board of Directors for the University Professional and Continuing Education Association.

Qualifications

Dr. Reyes brings to the Board of Directors innovative and dynamic leadership with experience in international trade, and nearly 20 years of experience in academia, providing him with keen perspectives into the future of the workforce, exceptional management skills and a diverse viewpoint on socioeconomic issues. We believe these experiences, qualifications, attributes and skills qualify Dr. Reyes to serve as a member of our Board.

21

PROXY STATEMENT	PROPOSAL 1Election of Directors

Jill Sutton Age 52 Director since: 2023 Independent Director Board Committees ◾ Compensation Committee	Chief Legal Officer, General Counsel and Corporate Secretary of United Natural Foods, Inc. (Retired)
Other Current Public Directorships Potbelly Corp (NASDAQ: PBPB)

Professional Experience

◾
Chief Legal Officer, General Counsel and Corporate Secretary at United Natural Foods, Inc. from May 2018 to December 2021, where she developed the company’s shareholder engagement program, was deeply involved in the Company’s ESG policies and programs, supported the realization of over $150 million in synergies following UNFI’s acquisition of SuperValu, and helped to assure the Company’s supply chain remained operational through the COVID-19 crisis.
◾
Deputy General Counsel and Corporate Secretary of General Motors Company from July 2015 to January 2018.
◾
Prior to that, Ms. Sutton served in various roles at Tim Hortons including Executive Vice President, General Counsel and Corporate Secretary and served as Corporate Counsel for The Wendy’s Company.

Qualifications

Ms. Sutton brings to the Board substantial experience in strategic planning, corporate finance, capital raises, mergers & acquisitions and corporate governance, including substantial involvement in ESG policies and programs. We believe these experiences, qualifications, attributes and skills qualify Ms. Sutton to serve as a member of our Board.

22 | 2024 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1Election of Directors

Dr. Susan Sweeney Age 60 Director since: 2023 Independent Director Board Committees ◾ Audit Committee (Chair)	Corporate Senior Vice President and Division President of Enpro Inc. (Retired)
Other Current Public Directorships None

Professional Experience

◾
Chief Human Resource Officer for Enpro Inc. from 2020 to 2022. Prior to taking this position, Dr. Sweeney held the position of President, GGB, which was then an Enpro subsidiary, for seven years with strategy and P&L responsibility in North America, South America, Europe and Asia.
◾
Prior to that, Dr. Sweeney served as an executive with General Motors Company with responsibilities focused on assembly, engineering, supply chain, quality and site management at multiple locations in the United States and Canada.

Qualifications

Dr. Sweeney brings to the Board extensive manufacturing expertise and experience leading global teams and solving complex business issues, as well as significant experience in workforce development. Through her former position as Division President of the GGB, Dr. Sweeney brings leadership experience and a thorough and insightful perspective to a wide range of financial, regulatory and risk management issues. Additionally, Dr. Sweeney’s experience in executive-level roles at companies in other industries further demonstrates her leadership capability and broad knowledge of financial and operational issues that companies face. We believe these experiences, qualifications, attributes and skills qualify Dr. Sweeney to serve as a member of our Board.

23

PROXY STATEMENT	PROPOSAL 1Election of Directors

Leigh Walton Age 73 Director since: 2020 Independent Director Board Committees ◾ Audit Committee ◾ Compensation Committee ◾ Governance & Sustainability Committee (Chair)	Partner at Bass, Berry & Sims, PLC
Other Current Public Directorships None

Professional Experience

◾
Partner at Bass, Berry & Sims, PLC.
◾
Served for three years as chair of the American Bar Association’s Mergers & Acquisitions Committee, an organization with over 5,000 members in 40 countries.
◾
In September 2019, Ms. Walton was elected as a member of the American College of Governance Counsel, a professional, educational, and honorary association of lawyers widely recognized for their achievements in the field of corporate governance.

Qualifications

Ms. Walton brings to the Board over 40 years of expertise advising companies in the areas of corporate governance, mergers & acquisition, private equity transactions and securities offerings. Ms. Walton also has extensive background in public company board responsibilities, processes and dynamics through her service as an advisor to numerous public company boards over many years. Ms. Walton was also recognized for her achievements in the field of corporate governance. We believe these experiences, qualifications, attributes and skills qualify Ms. Walton to serve as a member of our Board.

Director Compensation for Fiscal 2023

Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors. During 2023, non-employee directors received annual compensation comprised of a cash component and an equity component.

During 2023, until the Company’s 2023 annual meeting of shareholders, each non-employee director received a pro-rated portion of the annual cash payment of $75,000 as compensation for service on the Board. In addition, during that same period, the non-employee directors continued to receive a $5,000 fee per quarterly Board meeting but did not receive director compensation for meetings of the Audit, Compensation or Governance & Sustainability Committees of the Board.

In October 2022, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a nationally-recognized compensation consultant, as its independent consultant. The services provided by Pearl Meyer from its engagement in October 2022 included a review of non-employee director compensation competitiveness. Pearl Meyer provided us with competitive data, analysis and recommendations regarding non-employee director compensation. After careful consideration of this information and the scope of the duties and responsibilities of our non-employee directors, in March 2023, the Governance & Sustainability Committee recommended to the Board, and the Board approved, a new compensation program for the Company’s non-employee directors. Subsequently, at the Company’s 2023 annual meeting of shareholders, the Company’s shareholders voted to approve the Company’s 2023 Non-Employee Director Stock Plan. Under the Company’s 2023 Non-Employee Director Stock Plan, each non-employee director may be granted an award of restricted shares of Common Stock, restricted stock units, fully-vested shares of Common Stock and non-statutory stock options on the first business day after each annual meeting of shareholders of the Company.

Pursuant to the Company’s new non-employee director compensation program, beginning after the Company’s 2023 annual meeting of shareholders, each non-employee director received, (i) a pro-rated portion of the new annual cash payment of $95,000, and (ii) a pro-rated portion of the new annual equity award of restricted stock units valued at $80,000 based on the closing price of the Company’s Common Stock on the date of grant, in each case, as compensation for service on the Board. In addition, for the remainder of 2023, the Lead Independent Director received a pro-rated portion of the new annual cash payment of $20,000 for serving in such capacity.

During all of 2023, the Audit Committee Chair, Compensation Committee Chair, and Governance & Sustainability Committee Chair each also continued to receive an annual cash payment of $20,000, $15,000 and $10,000, respectively, for serving in such capacity.

24 | 2024 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1Election of Directors

The normal equity awards that would have been granted to non-employee directors in January 2023 were suspended and not granted pending the Board’s decision on whether such equity awards would be revised as part of the Board’s review of non-employee director compensation during 2023. As a result, pursuant to the Company’s 2023 Non-Employee Director Stock Plan and the Company’s prior non-employee director compensation program, each non-employee director received a pro-rated award of fully-vested shares of Common Stock for the period from January 1, 2023, or, if later, the date the director commenced service as a director, through the date of the Company’s 2023 annual meeting of shareholders. Accordingly, each non-employee director who was serving as a director on January 1, 2023, received a grant of 750 fully-vested shares of Common Stock and each director who commenced service on the Board on March 9, 2023 received a grant of 401 fully-vested shares of Common Stock.

In addition, under the Company’s new non-employee director compensation program, each of the non-employee directors was granted 2,354 restricted stock units as pro-rated compensation for service on the Board for the remainder of 2023 based on the closing price of the Company’s Common Stock on the NYSE on May 26, 2023, which was $33.98. Each restricted stock unit represents a contingent right to receive one share of Common Stock and vests on the earlier of (i) the day immediately prior to the Company’s next annual meeting of shareholders or (ii) the first anniversary of the grant date, so long as the director’s service with the Company has not earlier terminated.

Until the restricted stock units become vested and nonforfeitable, the restricted stock units may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

The Board approves non-employee director compensation based on recommendations of the Governance & Sustainability Committee. The following table sets forth the total compensation earned or paid to each non-employee director for fiscal 2023:

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation (4)	Total
Theodore H. Ashford III (5)	$103,000	$99,995	$1,271	$204,266
A. Russell Chandler III (7)	110,000	99,995	1,271	211,266
Peter Jackson	76,042	90,691	1,271	168,004
Dr. Javier Reyes	76,042	90,691	1,271	168,004
Richard H. Roberts (6)	115,000	99,995	1,271	216,266
Jill Sutton	76,042	90,691	1,271	168,004
Dr. Susan Sweeney (6)	76,042	90,691	1,271	168,004
Leigh Walton (8)	105,000	99,995	1,271	206,266
(1)

Mr. Jackson, Dr. Reyes, Ms. Sutton and Dr. Sweeney commenced service on the board on March 9, 2023. Mr. Miller and Mr. Miller II served as directors of the Company during fiscal 2023 but are excluded from director compensation table as each is an employee of the Company and did not receive additional compensation for their services as members of the Board of Directors during 2023. Mr. Miller and Mr. Miller II are named executive officers of the Company.

(2)

Represents (i) the pro-rated portion of the annual retainer fee of $75,000 paid to each non-employee director either beginning on January 1, 2023 or March 9, 2023, depending on when such director commenced service on the Board, in each case for the period until the Company’s 2023 annual meeting of shareholders, plus an additional Board attendance fee of $5,000 per meeting and (ii) the pro-rated portion of the annual retainer fee of $95,000 earned for the remainder of 2023 and paid quarterly in arrears.

(3)

Represents (i) a pro-rated portion of the annual award of fully-vested shares of Common Stock valued at $50,000 either beginning on January 1, 2023 or March 9, 2023, depending on when such director commenced service on the Board, in each case earned for the period until the Company’s 2023 annual meeting of shareholders and (ii) a pro-rated portion of the annual award of restricted stock units valued at $80,000 earned by each non-employee director for the remainder of 2023. Amounts for shares of Common Stock and restricted stock units reflect the full grant date fair value in accordance with FASB ASC 718. The grant date fair values were calculated using the full market value of the shares underlying the restricted stock units at the date of grant. As of December 31, 2023, each of the non-employee directors held 2,354 time-based restricted stock units.

(4)

Consists solely of the dollar value of any dividends accrued on unvested time-based restricted stock units that were granted in June 2023. No amounts are indicated for perquisites and other personal benefits, as the value did not exceed $10,000 for any individual non-employee director.

25

PROXY STATEMENT	PROPOSAL 1Election of Directors

(5)	Represents a pro-rated portion of the annual cash payment of $20,000 for serving as Lead Independent Director. Mr. Ashford was elected Lead Independent Director on August 7, 2023.
(6)

The Audit Committee Chair receives an annual cash payment of $20,000 for serving as committee chair. Mr. Roberts served as the Chair of the Audit Committee until March 6, 2024, on which date Dr. Sweeney became Chair of the Audit Committee. Accordingly, Dr. Sweeney did not receive any compensation as Audit Committee Chair during fiscal 2023.

(7)	The Compensation Committee Chair receives an annual cash payment of $15,000 for serving as committee chair.
(8)	The Governance & Sustainability Committee Chair receives an annual cash payment of $10,000 for serving as committee chair.

Director Stock Ownership Guidelines

In March 2024, the Board adopted stock ownership guidelines for non-employee directors that are designed to further align the interests of our directors with those of our shareholders. Under the guidelines, each non-employee director may not sell or otherwise dispose of any Company stock unless he or she will hold Company stock valued at five times the non-employee director annual cash compensation after any such sale or other disposition. These restrictions do not apply to any sales of shares made to satisfy taxes due as a result of the vesting of the restricted stock unit awards.

Family Relationships

Mr. Miller, the Company’s Executive Chairman of the Board, is the father of William G. Miller II, the Company’s President and Chief Executive Officer and a director.

26 | 2024 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 2Advisory Vote to Approve the Compensation of our Named Executive Officers

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by SEC rules, shareholders have the opportunity to vote, on an advisory and non-binding basis, on the compensation of our named executive officers (“NEOs”) as set forth in this proxy statement. This is commonly referred to as the “Say on Pay” vote. At the 2023 annual meeting, the shareholders determined that the Say on Pay vote would be held annually.

As discussed in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the primary objectives of our executive compensation programs are to attract and retain key executives critical to us; to align the interests of our management with those of our shareholders; to integrate compensation with our business plans; and to reward for both business and individual performance, such that a substantial portion of each executive officer's total compensation potential is a function of performance incentives. The Board believes the compensation of the NEOs outlined in this proxy statement is appropriate based upon the performance of the Company.

While the Board and Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature.

✓	The Board unanimously recommends that you vote, on an advisory basis, FOR approval of the compensation of our named executive officers.

27

PROXY STATEMENT	Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") describes our compensation program, philosophy, decisions, and process for the compensation of our "named executive officers" (also referred to as our "NEOs") for fiscal 2023:

Named Executive Officer	Title
William G. Miller II	President and Chief Executive Officer
Deborah L. Whitmire	Executive Vice President, Chief Financial Officer and Treasurer
Willliam G. Miller	Executive Chairman of the Board
Jeffrey I. Badgley	President of International & Military
Josias W. Reyneke	Vice President and Chief Information Officer
Vincent Tiano	Vice President and Chief Revenue Officer

Executive Compensation Objectives and Philosophy

In 2023, the Company held a shareholder advisory vote on the compensation of its named executive officers, commonly referred to as a “say-on-pay” vote. The Company’s shareholders overwhelmingly approved the compensation of the named executive officers with 95.7% of shareholder votes cast in favor of the say-on-pay resolution. As the Compensation Committee (the “Committee” for purposes of this Compensation Discussion and Analysis) evaluated its compensation policies and overall objectives for 2023, it took into consideration this strong support of the shareholders for the Company’s compensation policies. The Committee intends to continue to take the results of the annual say-on-pay vote into account.

Our philosophy is to "pay for performance" in order to drive business results and maximize shareholder value. The executive compensation program balances performance incentives through a mixture of cash and stock-based compensation elements. Stock-based compensation, which consists of RSUs, is structured to pay for performance by linking each annual award directly to our adjusted pretax income. Adjusted pretax income is a financial measure that was not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

The levels of each element of compensation for the named executive officers are determined based on several factors, which may include the Company’s historical performance and relative shareholder return, our informal assessment of compensation paid to executives in comparable industries, the amount and the elements of compensation provided in previous years, the relative compensation levels of our executive officers, the importance of retaining a named executive officer, a named executive officer’s potential to assume greater responsibilities in the future, our expectations for the Company’s future financial performance and other matters that we deem relevant. In addition, we consider the years and level of experience and the responsibilities of each named executive officer, his or her individual performance and the personal contributions he or she makes to the success of the Company. Leadership skills, analytical skills, organization development, public affairs and civic involvement have been and will continue to be deemed to be important qualitative factors to take into account in considering elements and levels of compensation.

The Committee has worked with management and its independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to design the current executive compensation programs, following the belief that compensation should reflect the value created for our shareholders while furthering our strategic goals. See “Independent Compensation Consultant” below. In doing so, our compensation programs are designed to achieve the following key objectives:

◾	Reward performance – We tie our executive pay to financial, operational and individual performance. Assessing our executives’ individual performance includes alignment with our code of conduct, values and behaviors.
◾	Emphasize long-term, stock-based incentive compensation that is realized by stock price appreciation – We emphasize performance and retention using long-term, stock-based incentive compensation, which supports sustainable long-term shareholder return.

28 | 2024 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

◾	Attract and retain talented leaders who have guided our business through numerous challenges – We have designed our compensation program to be competitive in the marketplace and to invest in and reward talent, driving our long-term growth while holding employees accountable to our strategy and our values.

These objectives emphasize pay for performance by providing an incentive opportunity for performance that meets or exceeds Company objectives.

Role of Compensation Consultant

In August 2022, the Committee began a process of reviewing all elements of executive compensation to assess the market competitiveness and effectiveness of the Company’s executive compensation structure and programs, in part because it was concerned that the Company was at risk of not being competitive in securing and retaining top executive talent. The Committee interviewed multiple compensation consultants and in October 2022 engaged Pearl Meyer, a nationally-recognized compensation consultant, as its independent consultant. Pearl Meyer reports directly to the Committee, and the Committee has the sole authority to retain or dismiss the consultant, and to obtain its advice at the Company’s expense.

The Committee assessed the independence of Pearl Meyer pursuant to SEC and NYSE rules. In doing so, the Committee considered each of the factors set forth by the SEC and NYSE with respect to a compensation consultant’s independence. On the basis of its consideration of the foregoing and other relevant factors, the Committee concluded that Pearl Meyer was independent and that there were no conflicts of interest.

The primary services provided by Pearl Meyer from its engagement in October 2022 through the 2023 annual meeting included a review of executive compensation competitiveness, a review of non-employee director compensation competitiveness, and a review of the executive-level incentive compensation plan design in place during 2022. As part of these services, Pearl Meyer recommended, and the Committee approved, the compensation peer group discussed below under “Compensation Peer Group”.

In addition to collecting proxy-disclosed pay data for the peer companies, Pearl Meyer also collected survey data for each position from a variety of reputable compensation surveys. Neither Pearl Meyer nor the Committee are aware of the specific companies represented by the survey data. Although this external market data was reviewed and considered by the Committee, it is only one of many factors reviewed and considered by the Committee when making its pay determinations. The Committee does not specifically benchmark pay to any particular market level or against any particular peer group; and the Committee may or may not adopt the recommendations made by its independent consultant.

Pearl Meyer’s independent study concluded that the Company’s executive compensation levels were below market and that the Company’s incentive plan design was lacking a consistent, equity-based, long-term incentive opportunity. Based in part on this information, and after consideration of other relevant facts and circumstances, the Committee concluded that the Company was at risk of not being competitive in securing and retaining top executive talent. To address this risk, the Committee, with the assistance of Pearl Meyer, determined that the target level of each executive’s base salary and total compensation should be approximately at the 50th percentile of the Company’s peer group. Consistent with this target, the Committee then approved the 2023 executive compensation described below. The Committee believes that these changes achieve (i) the desired level of pay competitiveness, (ii) a more balanced pay mix between cash and equity, (iii) stronger linkage between pay and performance through greater emphasis on performance-based incentives, and (iv) enhanced shareholder alignment. However, the Committee reserves the right to review and make changes to pay levels and plan designs annually.

Pearl Meyer consulted with the Committee with respect to executive officer salary increases for 2024 but did not conduct any formal compensation review or survey. The Committee expects that the independent consultant will continue to periodically advise the Committee as to trends in executive compensation and also provide specialized studies or expert advice as requested with respect to executive compensation issues, in each case in order to assist the Committee and work on its behalf on matters related to the Committee’s purposes and responsibilities as set forth in the Committee charter, which is available through the “Investors” section of our website at www.millerind.com. The Committee expects that Pearl Meyer will meet with the Committee and attend regular Committee meetings in person or by telephone as requested.

29

PROXY STATEMENT	Compensation Discussion and Analysis

Elements of Compensation for Executive Officers

The Company’s annual compensation for the named executive officers generally consists of the following elements:

Element	Description	Purpose
Base Salary	Fixed cash compensation	Provides market-competitive baseline compensation to attract and retain the highest caliber executives
Annual Cash Incentive Award	Variable cash incentive compensation based on Company performance over a one-year performance period	Motivates and rewards achievement of sustainable and profitable growth
Long-term Incentive Award	Stock-based incentive compensation that generally vests in three equal annual installments; value tied to our stock price	Aligns NEOs' interests with those of our shareholders by rewarding long-term value creation; promotes retention

Pay Governance Practices

The Company has adopted the following executive compensation principles to enhance the alignment of our executive compensation programs and shareholders’ interests:

WHAT WE DO		WHAT WE DO NOT DO
✓	Pay for performance by requiring a portion of our executive officers’ direct compensation be earned based on the Company’s financial and ESG performance goals	✗	No special retirement benefits other than participation in our retirement plans on the same basis as other employees
✓	Link our compensation program to our long-term corporate growth strategy and key drivers of sustainable shareholder value creation	✗	No pension or supplemental executive retirement plan
✓

Use a mix of objective performance measures, cash- and equity-based components, and short- and long-term incentive opportunities that hold our executive officers accountable for executing on our long-term strategy

		✗	No “single-trigger” vesting for equity awards upon Change in Control
✓	Engage an independent compensation consultant to evaluate and advise the Compensation Committee on our executive compensation program design and pay decisions for our executive officers	✗	No pledging or hedging activities involving our stock
✓	Maintain a compensation recoupment (“clawback”) policy that provides for recoupment of incentive compensation paid to current and former executive officers in the event of an accounting restatement	✗	No excessive perquisites
✓	Maintain executive stock ownership guidelines

30 | 2024 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

Base Salary

Base salaries are reviewed annually and set at a market-competitive level reflective of the executive’s skills, experience and responsibilities, and taking into account the complexity of role and performance. In April 2023, after review of performance and with input from its independent compensation consultant, the Committee approved the following increases in base salary effective January 1, 2023:

Name	Fiscal 2023 Base Salary	Percentage Increase (1)
William G. Miller II	$765,000	9.3%
Deborah L. Whitmire	450,000	15.4%
William G. Miller	662,500	107.2%
Jeffrey I. Badgley	603,189	-%
Josias W. Reyneke	350,000	6.1%
Vincent Tiano	350,000	6.1%
(1)	Represents the change in base salary compared to salaries as of the end of 2022.

In November 2023, the Committee, with input from its independent compensation consultant, increased salaries of all executive officers by 4%, effective January 1, 2024.

2023 Executive Annual Bonus Program

In April 2023, the Committee, with input from its independent compensation consultant, adopted the 2023 Executive Annual Bonus Program (the “Annual Bonus Program”). The purpose of the Annual Bonus Program is to align the executive’s incentive bonuses with the achievement of annual corporate profitability. Annual bonuses under the program are designed to immediately reward them in direct relation to the Company’s Adjusted Pretax Income achieved during the performance period. The immediacy of these bonuses provides an incentive to the executive officers to raise their level of performance in order to increase the Company’s overall level of profitability. We believe that the equity incentive compensation incentivizes and rewards long-term Company performance, aligns executives’ interests with those of our shareholders and promotes retention in a highly-competitive talent marketplace.

The 2023 Executive Annual Bonus Program reflected the following changes to the 2022 Cash Bonus Program, which apply to performance in 2023 and beyond:

●	The overall sharing percentage of Adjusted Pretax Income (as defined below) and the participant allocations were adjusted to provide more competitive total compensation opportunities;
●	20% of the incentive funding is subject to the Committee’s assessment of the Company’s progress on key ESG-related initiatives; and
●	A portion of the earned incentive opportunity (which portion increases at higher earnings levels) is paid in Restricted Stock Units (RSUs) with 3-year ratable vesting and a 5-year holding requirement.

The Annual Bonus Program provides an annual bonus pool for each fiscal year if the Company’s income before taxes, and before payment of all employee bonuses and excluding any foreign currency adjustments and other unexpected and/or non-recurring items as determined by the Committee (“Adjusted Pretax Income”), exceeds $10 million for the most recently completed fiscal year described below.

31

PROXY STATEMENT	Compensation Discussion and Analysis

The level of the bonus pool based on Adjusted Pretax Income earned in the applicable fiscal year, and the portion of the bonus payable in cash versus equity (RSUs), is as follows:

ADJUSTED PRETAX INCOME OF:
Weight of Bonus Pool	< $10 MM	> $10 MM to $25 MM	> $25 MM to $50 MM	> $50 MM
80%	◾ No bonus payout	◾ Bonus payout 5% ◾ 100% payable in cash	◾ Bonus payout 8% ◾ 75% payable in cash ◾ 25% payable in RSUs	◾ Bonus payout 11.25% ◾ 50% payable in cash ◾ 50% payable in RSUs
20%	◾ Earned and awarded based on the Compensation Committee’s assessment in its sole discretion of the Company’s progress on key ESG initiatives

The bonus pool in the corresponding fiscal year is allocated as follows:

Name	Percent
William G. Miller II	46.0%
Deborah L. Whitmire	14.0%
William G. Miller (1)	-%
Jeffrey I. Badgley	8.0%
Josias W. Reyneke	8.0%
Vincent Tiano	8.0%
(1)	Mr. Miller does not participate in the Company’s Annual Bonus Program but instead participates in the 2023 Executive Chairman Annual Bonus Program described below.

In March 2024, after review of the Company’s financial and ESG initiative performance, the Committee approved aggregate annual bonuses based on application of the existing terms of the 2023 Annual Bonus Program, after concluding that 2023 Adjusted Pretax Income was $86.9 million and that the full 20% of the pool based on progress made on key ESG initiatives had been earned. In accordance with the existing Program, one-half of these aggregate bonus amounts were paid in cash and one-half in RSU’s with a 3-year vesting period, which is reflected in the chart below.

The cash bonuses are payable in fiscal 2024, with respect to performance during fiscal 2023, and are reflected in the Summary Compensation table below as part of 2023 compensation. RSUs granted in 2024 with respect to 2023 performance will be reflected in the Summary Compensation table of next year’s proxy statement with respect to the Company’s 2025 annual meeting of shareholders.

Below are the cash bonuses paid and number of RSU’s granted to each of our NEOs pursuant to the Annual Bonus Program:

Name	Fiscal 2023 Cash Bonus	Fiscal 2023 Number of RSUs Granted (1)
William G. Miller II	$2,249,263	49,906
Deborah L. Whitmire	684,563	15,189
William G. Miller (2)	-	-
Jeffrey I. Badgley	391,163	8,679
Josias W. Reyneke	391,163	8,679
Vincent Tiano	391,163	8,679
(1)	Each restricted stock unit represents a contingent right to receive one share of Common Stock.
(2)	Mr. Miller does not participate in the Company’s Annual Bonus Program but instead participates in the 2023 Executive Chairman Annual Bonus Program described below.

32 | 2024 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

2023 Executive Chairman Annual Bonus Program

In April 2023, the Committee, with the assistance of its independent compensation consultant, approved an annual bonus program for William G. Miller, Executive Chairman of the Board (the “Executive Chairman”). The Executive Chairman would receive an award of $225,000, $675,000 or $1,013,000 if Adjusted Pretax Income (using the same definition as in the 2023 Executive Annual Bonus Program) in the applicable fiscal year equals $25 million, $50 million, or $75 million, respectively, with linear awards for Adjusted Pretax Income levels in between those figures. Annual bonuses are payable in all cash and are based entirely on Adjusted Pretax Income. This bonus program is first applicable to the annual bonus payable to the Executive Chairman in 2024 with respect to performance during 2023. In March 2024, after review of the Company’s financial performance, the Committee concluded that 2023 Adjusted Pretax Income was $86.9 million and approved a cash bonus of $1,173,536 based on application of the existing terms of the plan. This amount is reflected in the Summary Compensation table below as part of 2023 compensation. The Company retains the right to modify, amend or terminate this bonus program at any time.

Other Compensation and Benefits

The named executive officers currently are entitled to participate in the Company’s health, life and disability insurance plans, and in our 401(k) plan to the same extent that the Company’s employees are entitled to participate. Named executive officers receive additional compensation in the form of certain limited perquisites and executive benefits, including Company contributions to the officer’s 401(k) plan under that plan’s matching program, Company paid life insurance premiums and personal use of the corporate aircraft. Additional compensation is included in the “All Other Compensation” column of our “Summary Compensation Table.”

Our Compensation Process

The Committee provides assistance to the Board in relation to programs and practices with respect to the compensation of all of our executive officers, as described in the Committee’s charter. The Committee has the authority, in its sole discretion, to retain compensation consultants to assist the Committee in overseeing our executive compensation program. Any advice provided by compensation consultants is used as a guide only; the Committee relies on its own review in establishing executive officer pay. None of the members of the Committee has been an officer or employee of the Company, and the Board of Directors has considered and determined that all of the members are “independent,” as that term is defined under NYSE and SEC rules, and otherwise meet the criteria set forth in the Committee’s Charter.

Compensation Peer Group

In setting compensation, the Committee compares base salaries, annual incentive opportunities and long-term compensation for the NEOs to a peer group of companies (which we refer to collectively as our compensation peers).

As part of its review of our executive compensation, Pearl Myer recommended, and the Committee approved, the following peer group for fiscal 2023 and 2022. In October 2023, peer, CIRCOR International, Inc., was acquired by a global investment firm. As a result, its shares ceased to trade on the NYSE. Correspondingly, the Company removed CIRCOR International, Inc., from its peer group.

Compensation Peers
Park-Ohio Holdings Corp	Blue Bird Corporation
Astec Industries, Inc.	Motorcar Parts of America, Inc.
The Shyft Group, Inc.	Enerpac Tool Group Corp.
Commercial Vehicle Group, Inc.	Douglas Dynamics, Inc.
Stoneridge, Inc.	NN, Inc.
L.B. Foster Company

33

PROXY STATEMENT	Compensation Discussion and Analysis

In selecting these peer companies, Pearl Meyer reviewed and considered a variety of factors, including the following:

◾	Industry and business model comparability;
◾	Company size comparability, as measured by revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), market cap, enterprise value and number of employees; and
◾	Overlap with other peer groups used by third parties to assess the Company’s executive compensation levels and practices.

Role of Management

We regularly review and discuss the compensation of the named executive officers with William G. Miller, the Company’s Executive Chairman of the Board, and William G. Miller II, the Company’s President and Chief Executive Officer, and consult with them in evaluating the performance of the executive officers, other than for themselves, and they may make recommendations to us regarding compensation for all of the executive officers, other than for themselves, and we consider these recommendations in our deliberations.

The Committee meets regularly in executive session without the Executive Chairman of the Board, the CEO or other management present to discuss our executive compensation program. Such executive sessions include discussions about, among other topics, the CEO's performance and compensation and the design and operation of our executive compensation plans.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for executive officers that are designed to further align the interests of our executive officers with those of shareholders. Under the guidelines, each executive officer may not sell or otherwise dispose of any Company stock unless he or she will hold Company stock valued at the following multiples of their annual base salary after any such sale or disposition:

Position	Ownership Level
Chief Executive Officer	4X Base Salary
Chief Financial Officer and President – International and Military	2X Base Salary
All other Executive Officers (including the other NEOs)	1.5X Base Salary

These restrictions do not apply to any sales of shares made to satisfy taxes due as a result of the vesting of the RSU awards.

Change in Control Provisions

As part of its comprehensive review of executive compensation with the assistance of its independent compensation consultant, the Committee approved a Change in Control Severance Plan on April 11, 2023, and approved the Company’s eight executive officers (the “Participants”) as eligible to participate in the Plan. The Plan was approved in order to, among other things, attract and retain key talent and ensure continuity of the business in the event of a change in control of the Company. The Committee’s independent consultant reported that a comparable plan was in place at every member of the Company’s peer group and the Committee wanted to offer benefits to its executive officers that were comparable to those of its peer group.

Our Change in Control Severance Plan incorporates a “double trigger” mechanism and provides for a severance payment for an executive officer if within two years after a change in control an executive officer’s employment is terminated without just cause or the executive officer terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control.

Each Participant in the Change in Control Severance Plan is entitled to severance in an amount equal to the sum of (a) the Participant’s annual base salary and (b) the Participant’s target bonus (or, if no target bonus, the average of the annual bonuses earned for the prior two years), multiplied by one and one half, or two, depending on the participant. Mr. Miller II’s multiplier is two and the multiplier for the other named executive officers is one and one half. In addition, in connection with a qualifying termination, the Participants are also entitled to (i) a pro-rated bonus payment for the year of termination, and (ii) a payment in an amount equal to eighteen (18) times the monthly COBRA premium to continue coverage under the Company’s group health plan. The foregoing benefits will be paid or provided only if the Participant timely signs a general release of claims.

34 | 2024 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

Clawback Policy

In November 2023, the Committee adopted the Excess Incentive-Based Compensation Recoupment Policy—also known colloquially as a “clawback” policy—in accordance with the latest SEC rules and NYSE listing standards, a copy of which is publicly filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Pursuant to the policy, incentive-based compensation awarded to, earned by, or vested with any of our current or former executive officers is subject to recoupment by the Company to the extent it exceeds the compensation that otherwise would have been awarded to, earned by or vested with that current or former executive officer but for accounting errors impacting the calculation of that compensation, and which are subject of an accounting restatement required to be prepared by the Company. Under the policy, any recoupment is limited to excess compensation received by the current or former executive officer during the three completed fiscal years preceding the date the Company is required to prepare the accounting restatement. No finding of fault of the current or former executive officer is required. The Committee has the exclusive power and authority to administer the Policy, including to interpret the Policy’s provisions and to make all determinations deemed necessary or advisable for the Policy’s administration.

Employment Agreements

During fiscal 2023, the Company did not have any employment agreements with any of its named executive officers.

Severance Agreements

None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our Change-in-Control Severance Plan and other than certain change in control provisions in our equity plans. Accordingly, our executive officers do not have the right to cash severance or additional benefits in connection with a termination of employment except in connection with a change in control of our Company.

Compensation Related Risk Assessment

Our Board of Directors reviewed potential risk associated with the Company’s fiscal 2023 compensation programs and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company.

Tax Considerations

Code Section 162(m) imposes an annual deduction limit of $1.0 million on the amount of compensation paid to each “covered employee,” which includes our NEOs and certain other former NEOs. Compensation paid to our NEOs over this limit is nondeductible. While the Committee considers tax deductibility as one of many factors in determining executive compensation, we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our Company even though amounts in excess of the Code Section 162(m) limit are not deductible.

35

PROXY STATEMENT	Report of the Compensation Committee

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and this proxy statement.

The Compensation Committee:
A. Russell Chandler III, Chair
Theodore H. Ashford III
Richard H. Roberts
Jill Sutton
Leigh Walton

36 | 2024 PROXY STATEMENT

PROXY STATEMENT	Compensation Committee Interlocks and Insider Participation

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors during fiscal 2023 were Messrs. Chandler III, Ashford III, Roberts and Mses. Sutton and Walton. The Committee is composed solely of independent, non-employee directors. No member of the Compensation Committee has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee of the Company during fiscal 2023.

37

PROXY STATEMENT	Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES

2023 Summary Compensation Table

The following table below contains compensation for each of our named executive officers for fiscal years 2023, 2022 and 2021.

		Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)		Total
Name and Principal Position	Year	$	$	$	$	$		$
William G. Miller II	2023	762,501	1,500	—	2,249,277	43,867	(5)	3,057,145
President and Chief Executive Officer	2022	608,382	500	1,797,000	355,020	8,601	(5)	2,769,503
	2021	568,813	475	—	111,324	8,601	(5)	689,213
Deborah L. Whitmire	2023	447,692	1,500	—	684,563	9,726	(6)	1,143,481
Executive Vice President, Chief Financial Officer and Treasurer	2022	333,366	500	898,500	147,926	8,601	(6)	1,388,893
	2021	308,988	136,475	—	55,662	8,601	(6)	509,726
William G. Miller	2023	662,501	500	—	1,173,536	1,476	(7)	1,838,013
Executive Chairman of the Board of Directors	2022	636,714	—	—	—	1,476	(7)	638,190
	2021	319,737	—	—	—	1,476	(7)	321,213
Jeffrey I. Badgley	2023	603,190	1,500	—	391,179	9,726	(8)	1,005,595
President of International and Military	2022	579,711	500	898,500	236,680	8,601	(8)	1,723,992
	2021	568,813	475	—	111,324	8,601	(8)	689,213
Josias W. Reyneke	2023	349,230	1,500	—	391,179	9,726	(9)	751,635
Vice President and Chief Information Officer	2022	269,386	500	299,500	147,926	8,601	(9)	725,913
	2021	243,437	100,475	—	55,662	8,566	(9)	408,140
Vincent Tiano	2023	349,230	1,500	—	391,179	9,726	(10)	751,635
Vice President and Chief Revenue Officer	2022	288,640	500	299,500	147,926	8,601	(10)	745,167
	2021	270,750	100,475	—	55,662	8,601	(10)	435,488
(1)

These amounts reflect discretionary holiday cash bonuses that are awarded to all employees (other than Mr. Miller) in the amounts of $1,500, $500 and $475 in 2023, 2022 and 2021, respectively. In 2021, these amounts also reflect discretionary cash bonus awarded to Ms. Whitmire, Mr. Reyneke and Mr. Tiano in 2021 based on, among other factors, the Company’s performance in the previous year.

(2)

Grant of equity awards in the form of restricted stock units under the Company’s 2016 Stock Incentive Plan. The grant values were calculated using the fair market value of the restricted stock units at the date of grant. Restricted stock units granted in 2024 with respect to the Company’s 2023 performance will be reflected in the summary compensation table of next year’s proxy statement for the Company’s 2025 annual meeting of shareholders. See “Compensation Discussion and Analysis – 2023 Executive Annual Bonus Program” for more information regarding the restricted stock units granted in 2024 to the named executive officers with respect to 2023 performance.

(3)

Represents amounts earned pursuant to the Company’s executive officer annual cash bonus plan in effect for such year, which (i) for 2023, were paid in 2024 for performance in fiscal 2023, (ii) for 2022, were paid in 2023 for performance in fiscal 2022, and (iii) for 2021, were paid in 2022 for performance in fiscal 2021.

(4)	No amounts in this column are indicated for perquisites and other personal benefits, as the value did not exceed $10,000 for any named executive officer, other than for Mr. Miller II in 2023.
(5)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $8,250, $7,125 and $7,125 for fiscal years 2023, 2022 and 2021, respectively and Company paid life insurance premiums in the amount of $1,476, $1,476 and $1,890 for fiscal years 2023, 2022 and 2021, respectively. In fiscal 2023, amount also includes $2,384 for automobile expenses and $31,757 in aggregate incremental cost arising out of personal use of the Company’s aircraft. Such incremental cost is the direct cost per hour multiplied by the number of hours of use, plus any incidental expenses. Fixed costs, which do not change based on usage, such as aircraft purchase costs, pilot salaries and the cost of maintenance not related to specific trips, are excluded from the calculation of incremental cost.

(6)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $8,250, $7,125 and $7,125 for fiscal years 2023, 2022 and 2021, respectively, and Company paid life insurance premiums in the amount of $1,476 for three fiscal years 2023, 2022 and 2021, respectively.

(7)	Amount includes Company paid life insurance premiums in the amount of $1,476 for the three fiscal years 2023, 2022, 2021, respectively.

38 | 2024 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

(8)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $8,250, $7,125 and $7,125 for fiscal years 2023, 2022 and 2021, respectively, and Company paid life insurance premiums in the amount of $1,476, $1,476 and $1,890 for fiscal years 2023, 2022 and 2021, respectively.

(9)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $8,250 $7,125 and $7,125 for fiscal years 2023, 2022 and 2021, respectively, and Company paid life insurance premiums in the amount of $1,476, $1,476 and $1,441 for fiscal years 2023, 2022 and 2021, respectively.

(10)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $8,250 $7,125 and $7,125 for fiscal years 2023, 2022 and 2021, respectively, and Company paid life insurance premiums in the amount of $1,476 for the three fiscal years 2023, 2022 and 2021, respectively.

Outstanding Equity Awards at Fiscal Year-End 2023

The table below shows the number of shares underlying unvested RSUs held by our named executives at fiscal year-end 2023.

	Stock Awards

	Number of Shares or Restricted Stock Units that Have Not Vested (1)	Market Value of Shares or Restricted Stock Units That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested
Name	#	$	#	$
William G. Miller II	48,000	2,029,920	—	—
Deborah L. Whitmire	24,000	1,014,960	—	—
William G. Miller	—	—	—	—
Jeffrey I. Badgley	24,000	1,014,960	—	—
Josias W. Reyneke	8,000	338,320	—	—
Vincent Tiano	8,000	338,320	—	—
(1)

Awards issued and outstanding as of December 31, 2023, consisted of time-based restricted stock units granted on March 1, 2022, that vest in five equal annual installments commencing on March 1, 2023. The awards are generally subject to the executive’s continued service with the Company through the applicable vesting dates.

(2)	The market value of these awards was computed based on the closing price of the Company’s Common Stock on December 29, 2023, of $42.29.

Stock Vested in Fiscal Year 2023

The following table provides information about the value realized by the named executive officers from their stock awards that vested during the year ended December 31, 2023:

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
William G. Miller II	12,000	$338,400
Deborah L. Whitmire	6,000	$169,200
William G. Miller	—	$—
Jeffrey I. Badgley	6,000	$169,200
Josias W. Reyneke	2,000	$56,400
Vincent Tiano	2,000	$56,400

39

PROXY STATEMENT	Executive Compensation Tables

(1)	Represents the vesting of time-based restricted stock units on March 1, 2023. Each restricted stock unit represents a contingent right to receive one share of Common Stock.

Equity Compensation Plan Information

The table below summarizes information relating to our equity compensation plans at December 31, 2023.

	(a) Number of Securities Underlying Outstanding Options, Warrants, Restricted Stock Units and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options, Restricted Stock Units, Warrants and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
PLAN CATEGORY	#	#	#
Equity compensation plans approved by shareholders	146,865	—	653,168
Equity compensation plans not approved by shareholders	—	—	—
Total	146,865	—	653,168

(1)	Consists of time-based restricted stock unit awards granted under the Company’s 2016 Stock Incentive Plan.
(2)	The weighted average exercise price does not take into account outstanding restricted stock unit awards, which have no exercise price.
(3)	Includes shares of Common Stock remaining available for future issuance as of December 31, 2023 under (i) the Company’s 2016 Stock Incentive Plan and (ii) the Company’s 2023 Non-Employee Director Stock Plan. An additional 91,132 restricted stock units were granted to executive officers of the Company during 2024 pursuant to the Company’s 2016 Stock Incentive Plan. The restricted stock units issued to executive officers during 2024 are not reflected as outstanding in the above table since the information is presented as of December 31, 2023.

Potential Payment upon Termination or Change in Control

On April 11, 2023, the Compensation Committee, as part of its comprehensive review of executive compensation and with the assistance of its independent compensation consultant, adopted and approved the Company’s Change in Control Severance Plan. The initial participants in the Plan include the Company’s eight executive officers (the “Participants” and each a “Participant”). The Change in Control Severance Plan was approved by the Compensation Committee in order to, among other things, attract and retain key talent and ensure continuity of the business in the event of a change in control of the Company.

The Change in Control Severance Plan provides, among other things, that if a Participant is either terminated by the Company without “cause” other than due to disability or death, or terminates his or her employment with the Company for “good reason”, in either case within two years following a “change in control” (commonly referred to as “double-trigger”), the Participant is entitled to severance in an amount equal to the sum of (a) the Participant’s annual base salary and (b) the Participant’s target bonus (or, if no target bonus, the average of the annual bonuses earned for the prior two years), multiplied by one and one half, or two, depending on the Participant. Mr. Miller II’s multiplier is two and the multiplier for the other named executive officers is one and one half.

In addition, in connection with a qualifying termination, the Participants are entitled to (i) a pro-rated bonus payment for the year of termination, and (ii) a payment in an amount equal to 18 times the monthly COBRA premium to continue coverage under the Company’s group health plan. The foregoing benefits will be paid or provided only if the Participant timely signs a general release of claims.

40 | 2024 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

Under the Change in Control Severance Plan, upon a qualifying termination in the event of a change in control, for each of the named executive officers, the estimated payments and benefits are as follows if their termination of employment was effective as of December 31, 2023:

Name	Cash Severance Payment
William G. Miller II	$2,052,802
Deborah L. Whitmire (1)	827,691
William G. Miller	1,006,645
Jeffrey I. Badgley	1,204,907
Josias W. Reyneke	706,953
Vincent Tiano	704,723
(1)	Amount excludes any payments with respect to COBRA premiums because Ms. Whitmire was not covered under the Company’s health insurance plans during 2023.

CEO Pay Ratio

We pay for performance and impact by linking incentive pay to Company performance and seek to invest in positive experiences that have the greatest impact on the engagement and well-being of our employees. The executive compensation program is incentive-based and weighted towards long-term awards to emphasize long-term performance and support retention. Our executive compensation program is designed to attract and retain top-tier talent in a competitive market and to "pay for performance" in order to drive business results and maximize shareholder value.

To identify the median employee, as well as determine the annual compensation of the median employee, we used the following methodology:

◾	The median employee was identified using the Company’s employee population on December 31, 2023.
◾	The Company determined that, as of December 31, 2023, its population of employees consisted of 1,591 employees, the large majority of which are located in the United States. This population consisted of the Company’s full-time, part-time, seasonal and temporary employees.
◾	In determining the median employee, the Company excluded from its employee population all of its employees located in the United Kingdom (77 employees) pursuant to a de minimis exemption permitted under applicable SEC rules. The median employee is located in the United States.
◾	To identify the median employee from the Company’s employee population, the Company compared the amount of total taxable wages paid to its employees during 2023, as reported to the Internal Revenue Service on Form W-2 for U.S. employees or the equivalent agency for non-U.S. employees. For purposes of the compensation elements paid in Euro, the Company applied a Euro to U.S. dollar exchange rate using the average yearly rate of exchange during 2023 of Euros to U.S. dollars of 1.0831. No cost-of-living adjustments were made in identifying the median employee.
◾	We determined annual total compensation, including any perquisites and other benefits, in the same manner we determine the annual total compensation of our CEO for purposes of the Summary Compensation Table.

This resulted in the median employee’s annual total compensation as shown below:

Annual Compensation
Median Employee	$54,091
CEO (Mr. Miller II)	$3,057,145
CEO Pay Ratio	57

41

PROXY STATEMENT	Executive Compensation Tables

Based on this information for fiscal 2023, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 57 to 1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio reported above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance.

The table below reflects compensation amounts for two Chief Executive Officers for the periods prior to March 7, 2022. Prior to March 7, 2022, William G. Miller, II, and Jeffrey I. Badgley, served together as co-Chief Executive Officers of the Company. Effective March 7, 2022, Mr. Miller, II was appointed as the Company’s sole Chief Executive Officer and Mr. Badgley was appointed as the Company’s President of International and Military.

	Summary Compensation Table Total		Compensation Actually Paid				Value of Initial Investment Based On:
Year	CEO (William G. Miller II) (1) ($)	CEO (Jeffrey I. Badgley) (1) ($)	CEO (William G. Miller II) (1)(2) ($)	CEO (Jeffrey I. Badgley) (1)(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs (3) ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	Miller Industries Total Shareholder Return ($)	Peer Group Total Shareholder Return (4) ($)	Net Income (in thousands) ($)	Adjusted Pretax Income (in thousands) (5) ($)
2023	3,057,145	—	3,825,865	—	1,098,072	1,354,312	124	83	58,291	86,929
2022	2,769,503	1,723,992	2,572,103	1,625,292	844,815	795,465	77	70	20,346	29,585
2021	689,213	689,213	689,213	689,213	413,604	413,604	94	93	16,255	22,265
2020	760,171	760,171	760,171	760,171	369,628	369,628	104	97	29,830	38,097
(1)	The table below reflects compensation amounts for two Chief Executive Officers for fiscal 2022 and 2021. Prior to March 7, 2022, William G. Miller, II, the “First Co-CEO”, and Jeffrey I. Badgley, the “Second Co-CEO”, served together as co-Chief Executive Officers of the Company. Effective March 7, 2022, Mr. Miller, II was appointed as the Company’s sole Chief Executive Officer and Mr. Badgley was appointed as the Company’s President of International and Military.
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Miller II and Mr. Badgley, as applicable, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to either Mr. Miller II or Mr. Badgley during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to each of Mr. Miller’s and Mr. Badgley’s total compensation for each year to determine the compensation actually paid.
(3)	The names of the Non-CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Deborah L. Whitmire, William G. Miller, Jeffrey I. Badgley, Josias W. Reyneke, and Vincent Tiano, (ii) for 2022, William G. Miller, Deborah L. Whitmire, Vincent Tiano, Josias W. Reyneke and Jamison Linden (iii) for 2021, Deborah L. Whitmire, Josias W. Reyneke, Vincent Tiano and Jamison Linden; and (iv) for 2020, William G. Miller, Deborah L. Whitmire, Frank Madonia and Josias W. Reyneke.
(4)	Represents the weighted total shareholder return (“TSR”) of the peer group described below (the “Peer Group”), weighted according to the respective companies’ stock market capitalization at the beginning of each calendar year. The Peer Group used for this purpose is a peer group recommended by the Compensation Committee’s independent compensation consultant, Pearl Meyer, which group was used and referred to by the Compensation Committee in connection with its review of the Company’s executive compensation program. The Peer Group for 2020, 2021 and 2022 consisted of: Astec Industries, Inc. (ASTE); Blue Bird Corp. (BLBD); CIRCOR International, Inc. (CIR); Commercial Vehicle Group, Inc. (CVGI); Douglas Dynamics, Inc. (PLOW); Enerpac Tool Group Corp. (EPAC); L.B. Foster Co. (FSTR); Motorcar Parts of America, Inc. (MPAA); NN, Inc. (NNBR); Park-Ohio Holdings Corp. (PKOH); Shyft Group Inc. (SHYF); and Stoneridge, Inc. (SRI). In October 2023, peer, CIRCOR International, Inc., was acquired by a global investment firm. As a result, its shares ceased to trade on the NYSE. Correspondingly, the Company removed CIRCOR International, Inc., from its Peer Group TSR data for 2023.
(5)	Adjusted Pretax Income is a non-GAAP measure. See “Compensation Discussion and Analysis—2023 Executive Annual Bonus Program” for more information regarding this non-GAAP financial measure.

42 | 2024 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

Item and Value Added (Deducted)

	2023	2022		2021		2020
	William G.	William G.	Jeffrey I.	William G.	Jeffrey I.	William G.	Jeffrey I.
CEO	Miller II	Miller II	Badgley	Miller II	Badgley	Miller II	Badgley
SCT total compensation	$3,057,145	$2,769,503	$1,723,992	$689,213	$689,213	$760,171	$760,171
Adjustments for stock awards		.
Deduct grant date fair value of equity awards granted in applicable fiscal year (as reported in Summary Compensation Table)	—	(1,797,000)	(898,500)	—	—	—	—
Add fair value of equity awards granted in applicable fiscal year as of year end	—	1,599,600	799,800	—	—	—	—
Add change in fair value of unvested equity awards from end of prior fiscal year to end of applicable year	750,240	—	—	—	—	—	—
Add change in fair value of vested equity awards from end of prior fiscal year to vesting date	18,480	—	—	—	—	—	—
Compensation actually paid (as calculated above pursuant to SEC rules)	$3,825,865	$2,572,103	$1,625,292	$689,213	$689,213	$760,171	$760,171

Average NEOs	2023	2022	2021	2020
SCT total compensation	$1,098,072	$844,815	$413,604	$369,628
Adjustments for stock awards
Deduct grant date fair value of equity awards granted in applicable fiscal year (as reported in Summary Compensation Table)	—	(449,250)	—	—
Add fair value of equity awards granted in applicable fiscal year as of year end	—	399,900	—	—
Add change in fair value of unvested equity awards from end of prior fiscal year to end of applicable year	250,080	—	—	—
Add change in fair value of vested equity awards from end of prior fiscal year to vesting date	6,160	—	—	—
Compensation actually paid (as calculated above pursuant to SEC rules)	$1,354,312	$795,465	$413,604	$369,628

43

PROXY STATEMENT	Executive Compensation Tables

Relationship Between Compensation Actually Paid and Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company TSR and that of the Company’s Peer Group. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid and Net Income

44 | 2024 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

Compensation Actually Paid and Adjusted Pretax Income (a Non-GAAP Measure)

The following table lists the five financial performance measures that we believe represent the most important financial performance measures we used to link compensation paid to our NEOs to our performance.

(in thousands, except total shareholder return and earnings per share, diluted)	2023	2022	2021	2020
Revenue	$1,153,354	$848,456	$717,476	$651,286
EBITDA (a Non-GAAP Measure) (1)	$93,001	$40,873	$34,157	$48,910
Adjusted Pretax Income (a Non-GAAP Measure) (2)	$86,929	$29,585	$22,265	$38,097
Total Shareholder Return	$124	$77	$94	$104
Earnings Per Share, Diluted	$5.07	$1.78	$1.42	$2.62
(1)	EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization.
(2)	See “Compensation Discussion and Analysis – 2023 Executive Annual Bonus Program” for a definition of this non-GAAP financial measure.

45

PROXY STATEMENT	Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information with respect to the ownership of Common Stock by each person known to us who is the beneficial owner of more than 5% of our outstanding Common Stock. This information is based on ownership reported as of April 22, 2024 according to SEC filings of the beneficial owners listed below unless more recent information was appropriate to be used.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78748	894,744	7.8%
Thrivent Financial for Lutherans 901 Marquette Avenue, Suite 2500 Minneapolis, MN 55402	1,059,855	9.2%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	801,161	7.0%

The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock, as defined in Rule 13d-3 under the Exchange Act, at April 22, 2024 for (i) each of our directors and director nominees, (ii) each NEO listed in the Summary Compensation Table, and (iii) all current executive officers and directors as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Theodore H. Ashford III (3)	13,812	*
Jeffrey I. Badgley (4)	9,120	*
A. Russell Chandler III (3)(5)	72,189	*
Peter Jackson (3)	401	*
William G. Miller	295,666	2.6%
William G. Miller II (6)	18,240	*
Dr. Javier Reyes (3)	401	*
Josias W. Reyneke (7)	3,040	*
Richard H. Roberts (3)(8)	39,341	*
Jill Sutton (3)	401	*
Dr. Susan Sweeney (3)	401	*
Vincent Tiano (9)	3,040	*
Leigh Walton (3)	4,887	*
Deborah L. Whitmire (10)	9,120	*
All Directors and Executive Officers as a Group (16 persons) (11)	476,139	4.2%
*	Less than one percent.
(1)	Includes shares of Common Stock of which the named person or entity has the right to acquire beneficial ownership within 60 days of April 22, 2024 through the exercise of any stock option or other right. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 8503 Hilltop Drive, Ooltewah, Tennessee 37363.
(2)	The percentage of beneficial ownership is based on 11,469,960 shares of Common Stock outstanding on April 22, 2024, and represents the percentage that the named person or entity would beneficially own if such person or entity, and only such person or entity, exercised all options and rights to acquire shares of Common Stock that are held by such person or entity and that are exercisable within 60 days of April 22, 2024.

46 | 2024 PROXY STATEMENT

PROXY STATEMENT	Security Ownership of Certain Beneficial Owners and Management

(3)	Excludes 2,354 shares represented by outstanding and unvested time-based restricted stock units.
(4)	Excludes 26,679 shares represented by outstanding and unvested time-based restricted stock units.
(5)	Includes 8,447 shares of Common Stock held by a limited partnership of which Mr. Chandler’s children are limited partners. Mr. Chandler disclaims beneficial ownership with respect to these shares.
(6)	Excludes 85,906 shares represented by outstanding and unvested time-based restricted stock units.
(7)	Excludes 14,679 shares represented by outstanding and unvested time-based restricted stock units.
(8)	Includes 700 shares of Common Stock held by Mr. Roberts’ spouse. Mr. Roberts disclaims beneficial ownership with respect to these shares.
(9)	Excludes 14,679 shares represented by outstanding and unvested time-based restricted stock units.
(10)	Excludes 33,189 shares represented by outstanding and unvested time-based restricted stock units.
(11)	Includes Frank Madonia, the Company’s Executive Vice President, Secretary and General Counsel, and Jamison Linden, the Company’s Vice President and Chief Manufacturing Officer.

47

PROXY STATEMENT	PROPOSAL 3 Ratification of the Appointment of Independent Registered Public Accountant for Fiscal Year Ending December 31, 2024

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL YEAR ENDING DECEMBER 31, 2024

Elliott Davis, LLC was appointed by the Audit Committee as our independent registered public accountant for the fiscal year ending December 31, 2024. We are asking our shareholders to ratify the appointment of Elliott Davis, LLC, who has served as our independent registered public accountant for over 20 years. Representatives of Elliott Davis, LLC are expected to be available at the Annual Meeting to respond to any shareholder questions that may be asked and will be given the opportunity to make a statement if they so desire. For a description of the fees for services rendered by Elliott Davis, LLC in fiscal 2022 and 2023, and a description of our policy regarding the approval of independent registered public accountant provision of audit and non-audit services, see “Independent Registered Public Accountant’s Fees and Services” below.

Though ratification by the shareholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the shareholders. If our shareholders fail to ratify the appointment, the Audit Committee will consider this factor when making any determination regarding Elliott Davis, LLC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the Company's best interests and those of its shareholders.

✓

The Board unanimously recommends that you vote FOR the ratification of the appointment Elliott Davis, LLC as your independent registered public accountant for our current fiscal year ending December 31, 2024.

48 | 2024 PROXY STATEMENT

PROXY STATEMENT	Report of the Audit Committee

Report of the Audit Committee

The Company’s Audit Committee is comprised entirely of independent members, as required by applicable listing standards of the NYSE, and acts pursuant to a written charter. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent registered public accountants, Elliott Davis, LLC is responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (PCAOB) and issuing reports with respect to these matters, including expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and the independent registered public accountants, and has discussed with the Company’s independent registered public accountants the matters required by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accountants their independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accountants is compatible with maintaining such accountants’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s independent registered public accountants are in fact “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

The Audit Committee:
Dr. Susan Sweeney, Chair
Theodore H. Ashford III
A. Russell Chandler III
Peter Jackson
Richard H. Roberts
Leigh Walton

49

PROXY STATEMENT	Independent Registered Public Accountant’s Fees and Services

Independent Registered Public Accountant’s Fees and Services

Aggregate fees billed by the Company’s independent registered public accounting firm, Elliott Davis, LLC, for audit services related to the most recent two fiscal years, and for other professional services incurred in the most recent two fiscal years, were as follows:

	Fiscal 2023	Fiscal 2022
Audit Fees (1)	$557,888	$399,000
Audit-related Fees (2)	3,000	2,000
Tax Fees (3)	262,660	296,000
All Other Fees	—	—
Total	$823,548	$697,000

(1)	Audit fees include fees paid to Elliott Davis, LLC related to the annual audit of consolidated financial statements, the annual audit of the effectiveness of internal control over financial reporting, the review of financial statements included in Quarterly Reports on Form 10-Q and review of other SEC filings.
(2)	Represents fees for professional services provided for assurance and related services related to the performance of the audit and review of financial statements.
(3)	Represents fees for professional services related to tax compliance and tax planning.

Policy Regarding the Approval of Independent Registered Public Accountant

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm. In this regard, the Audit Committee pre-approves all audit and non-audit services to be performed by the Company’s independent registered public accountant, including the annual audit services engagement. All services provided by Elliot Davis, LLC in 2023 and 2022 were pre-approved by the Audit Committee.

50 | 2024 PROXY STATEMENT

PROXY STATEMENT	Voting and Other Information

VOTING INFORMATION

Notice Regarding the Availability of Proxy Materials

The Company posted materials related to the Annual Meeting on the Internet. The following materials are available on the Internet at www.millerind.com through the “Investors” link:

◾	this proxy statement for the Annual Meeting; and
◾	the Company’s 2023 Annual Report to Shareholders (which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, other than the exhibits thereto).

Shareholders Entitled to Vote

Holders of record of the Company’s Common Stock at the close of business on May 6, 2024 will be entitled to vote at the Annual Meeting. This means that our shareholders as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Once the Record Date has passed, the Company intends to supplement this proxy statement with the number of shares of Common Stock issued outstanding at the close of business on the Record Date, which shares will be entitled to be voted at the Annual Meeting. As of April 22, 2024, the Company had issued and outstanding 11,469,960 shares of Common Stock. Each outstanding share entitles its holder to one vote.

Quorum for the Annual Meeting

A majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining a quorum.

Shares Registered in Your Name

You may vote either during the Annual Meeting by attending in person and completing a ballot at the Annual Meeting or by providing a proxy or voting instructions in advance of the meeting. If you decide to vote prior to the Annual Meeting, you may do so in any one of the following three ways:

Voting by Telephone – You may vote your shares by calling the toll-free number 1-800-652- VOTE (8683) by following the instructions on the proxy card. You will need to enter identifying information that appears on your proxy card.

Voting by Internet – You may vote your shares electronically using the Internet at www.investorvote.com/MLR by following the instructions on the proxy card. You will need to enter identifying information that appears on your proxy card.

Voting by Proxy Card – You may vote by completing, signing, dating and returning the proxy card in the enclosed postage pre-paid envelope.

Shares Held in Street Name

If your shares are held in the name of a broker or nominee (i.e., in “street name”), refer to the instructions provided by your broker or nominee regarding how to vote your shares. If you do not return voting instructions to your broker or nominee by its deadline, your shares may be voted by your broker or nominee.

Revoking a Proxy or Voting Instructions

A shareholder of record who votes over the Internet or by telephone may revoke the proxy by:

◾	Attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person;
◾	Filing with the Secretary of the Company a written revocation; or
◾	Executing and delivering a timely and valid proxy card bearing a later date.

Unless revoked, where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such choice. If no choice is specified, such shares will be voted in accordance with the Board’s recommendations on the proposals in this proxy statement and in the discretion of the proxy holders on any other matter that may properly come before the meeting. If you hold shares of Common Stock in street name, you must follow the instructions given by your broker or nominee to change your voting instructions.

51

PROXY STATEMENT	Voting and Other Information

Other Business

As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.

52 | 2024 PROXY STATEMENT

PROXY STATEMENT	Voting and Other Information

OTHER INFORMATION

Proxy Solicitation Costs

The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this proxy statement. The Company’s executive officers or employees, who will not receive compensation for their services other than their regular salaries, may solicit proxies personally or by telephone. The Company does not anticipate paying any other compensation to any other party for solicitation of proxies but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available on our website at www.millerind.com under the “Investors” section. You may request a free copy of our Annual Report on Form 10-K and this proxy statement by writing to Miller Industries, Inc., Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

Deadline for Shareholder Proposals for 2025 Annual Meeting

Any proposal intended to be considered for inclusion in the Company’s proxy materials relating to the Company’s 2025 annual meeting of shareholders must be received by the Secretary of the Company, in writing, not later than December 27, 2024. Any such shareholder proposal must meet all the requirements for inclusion established by the Securities and Exchange Commission in effect at the time, including Rule 14a-8 of the Exchange Act.

Any other proposal to nominate a candidate for director or propose any other business at the Company’s 2025 annual meeting of shareholders, must be received, in writing, by the Secretary of the Company no later than 90 nor more than 120 days before the meeting (which deadline is currently expected to be between February 21, 2025, and March 23, 2025, respectively) in the case of a nomination for director, and no later than 60 days prior to the meeting (which deadline currently is expected to be April 22, 2025) in the case of any other proposals. The written notice provided to the Secretary of the Company must meet the requirements of, and be in compliance with, the Company’s bylaws.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2025.

Proposals and requests for copies of the Company’s bylaws (which will be made available to shareholders free of charge on request), should be addressed to Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

By Order of the Board of Directors

/s/ Frank Madonia

Executive Vice President, Secretary and General Counsel

53

1UPX 01 - Theodore H. Ashford III 04 - William G. Miller 02 - A. Russell Chandler III 05 - William G. Miller II 03 - Peter Jackson 06 - Javier Reyes 07 - Jill Sutton For Withhold For Withhold For Withhold Miller Industries, Inc. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03ZJHC + + A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3. Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians, custodians and attorneys should so indicate when signing. For joint accounts each owner should sign. Corporations should sign their full corporate name by a duly authorized officer. If a partnership, sign in full partnership name as an authorized signatory. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card + 2. To approve, on an advisory basis, the compensation of our named executive officers. 1. Election of Directors should follow plurality voting standard. For Against Abstain 3. To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for our current fiscal year ending December 31, 2024. For Against Abstain 08 - Susan Sweeney 09 - Leigh Walton 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 613850 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/MLR or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MLR Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on June 20, 2024. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MLR This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on June 21, 2024 The undersigned shareholder of Miller Industries, Inc. hereby constitutes and appoints William G. Miller, William G. Miller II and Frank Madonia, or any of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Common Stock of Miller Industries, Inc., at the Annual Meeting of Shareholders to be held at the Hilton Garden Inn Hotel, 879 College Drive, Dalton, Georgia 30720, on Friday, the 21st of June, 2024, at 9:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof as indicated on the reverse side. This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to Computershare Investor Services, LLC, PO Box 43078, Providence, RI 02940-3078, in the accompanying prepaid envelope. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED. It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 26, 2024 and the Proxy Statement furnished therewith. Proxy — Miller Industries, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below.